Exhibit 23.1




                      Consent of Independent Accountants
                      -----------------------------------

We consent to the incorporation by reference in the Registration Statement of Aehr Test Systems on Form S-8 (File No. 333-28987) of our reports dated July 2, 1999 on our audits of the consolidated financial statements and financial statement schedule of Aehr Test Systems and Subsidiaries as of May 31, 1999 and 1998, and for each of the three years in the period ended May 31, 1999, which reports are included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP



San Jose, California
August 30, 1999